SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 11, 2002
                                                         ----------------


                        General DataComm Industries, Inc.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    1-8086                    06-0853856
        --------                    ------                    ----------
  (State or Other Jurisdiction    (Commission                (IRS Employer
      of Incorporation)           File Number)              Identification No.)


     Naugatuck, Connecticut                                     06770
    ----------------------                                     -------
 (Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code (203) 729-0271
                                                           --------------



                                      N /A
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.   Other Events

The Company has reached a final settlement with Lucent Technologies Inc. ("Lucent") and certain other parties in a trade secrets case. Under the terms of the settlement, Lucent has agreed to pay $2.5 million to the Company.

The Company is operating under Chapter 11 bankruptcy protection and, therefore, the settlement required the approval of the U.S. Bankruptcy Court. The order approving the settlement was entered by the U.S. Bankruptcy Court on October 11, 2002.

Under the terms of the order, the $2.5 million proceeds are to be turned over to the Company's secured lenders to be applied to the principal balance of the pre-petition debt provided, however, if Lucent were to file bankruptcy in the ensuing 90 days, the secured lenders may have to return the payment.






















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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       General DataComm Industries, Inc.
                                       ---------------------------------
                                               (Registrant)


                                        By:   /S/ WILLIAM G. HENRY
                                              William G. Henry
                                              Vice President and
                                              Principal Financial Officer



Dated:  October 16, 2002




















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